Exhibit 10.5

SHARED SERVICES AGREEMENT

by and between

WILKS BROTHERS, LLC

AND

PROFRAC HOLDINGS, LLC

Dated as of

[•], 2021

SHARED SERVICES AGREEMENT

THIS SHARED SERVICES AGREEMENT (the “Agreement”) is entered into effective as of [•] 2021, by and between WILKS BROTHERS, LLC, a Texas limited liability company (“Wilks”), and PROFRAC HOLDINGS, LLC, a Texas limited liability company, its subsidiaries, affiliates, successors and assigns (“ProFrac”). Wilks and ProFrac may be referred to in this Agreement separately as a “Party” or collectively as the “Parties.”

WITNESSETH:

WHEREAS, ProFrac desires to receive certain administrative and support services from Wilks, subject to the terms and conditions described in this Agreement; and

WHEREAS, in order to assist ProFrac in general operations, Wilks desires to provide such services to ProFrac, subject to the terms and conditions described in this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

SERVICES

SECTION 1.1 SERVICES. Subject to the terms and conditions of this Agreement, Wilks, acting directly or through its Affiliates (as hereafter defined) or their respective employees, agents, contractors or independent third parties, agrees to provide or cause to be provided to ProFrac, its Affiliates and its subsidiaries the services set forth on Exhibit “A” (with any additional services provided pursuant to Section 1.3 being collectively referred to as the “Services”). ProFrac acknowledges and agrees that, except as may be expressly set forth in this Agreement as to a Service, Wilks shall not be obligated to provide, or cause to be provided, any service or goods to ProFrac. For purposes of this Agreement, “Affiliate” shall mean as to any person another person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person controlled, whether through ownership of voting securities, by contract or otherwise. Notwithstanding anything in this Agreement to the contrary, neither a Party nor any of its majority owned subsidiaries shall be deemed an Affiliate of the other Party.

SECTION 1.2 SERVICE COORDINATORS. Each Party will nominate a representative to act as its primary contact with respect to the provision of the Services as contemplated by this Agreement (collectively, the “Service Coordinators”). The initial Service Coordinators shall be Javier Rocha for Wilks and Rob Willette for ProFrac. Unless otherwise agreed, all notices and communications relating to this Agreement other than those day to day communications and billings relating to the actual provision of the Services shall be directed to the Service Coordinators.

SECTION 1.3 ADDITIONAL SERVICES. Subject to any limitations set forth in this Agreement and Exhibit “A”, ProFrac may request additional Services from Wilks by providing written notice. Wilks is under no obligation to provide additional services, but upon the mutual written agreement as to the nature, cost, duration and scope of such additional Services, the Parties shall supplement in writing Exhibit “A” to include such additional Services. In accordance with Section 3.2, the Parties may discontinue one or more Services under this Agreement.

SECTION 1.4 EMPLOYEES, STANDARD OF PERFORMANCE AND LEGAL COMPLIANCE. Wilks shall cause its employees (collectively, the “Employees”) to devote such time and effort to the Business Necessity Services listed in Exhibit “A” of ProFrac as shall be reasonably necessary to perform the Services; provided, however, that no minimum number of hours is required to be devoted by any Wilks employee on a weekly, monthly, annual or other basis for the Advisory Services as listed in Exhibit “A”. Moreover, the Employees shall not be precluded from engaging in other business activities for or on behalf of Wilks or its Affiliates. All duties and services of the Employees shall be rendered at the offices of Wilks subject to reasonable travel requirements. Unless otherwise expressly provided for in this Agreement, all matters pertaining to the employment of the Employees are the sole responsibility of Wilks, which shall in all respects be the employer of such Employees. At no time shall the employees, agents and consultants of Wilks, any independent contractors engaged by Wilks and/or the employees of any such independent contractors be considered employees of ProFrac. This Agreement is not one of agency between Wilks and ProFrac, but one with Wilks engaged independently in the business of providing services as an independent contractor. All employment arrangements are therefore solely Wilks’s concern, and ProFrac shall not have any liability with respect thereto except as otherwise expressly set forth in this Agreement.

SECTION 1.5 CONFLICT WITH LAWS. Notwithstanding any other provision of this Agreement, Wilks shall not be required to provide a Service to the extent the provision thereof would violate or contravene any applicable law. To the extent that the provision of any such Service would violate any applicable law, the Parties agree to work together in good faith to provide such Service in a manner which would not violate any law.

ARTICLE II

SERVICE CHARGES

SECTION 2.1 COMPENSATION. As compensation for the Services provided by Wilks during the term of this agreement and in reimbursement for any expenses reasonably incurred by Wilks in providing the Services during the term of this Agreement, ProFrac shall pay Wilks as provided in Exhibit “A”.

SECTION 2.2 PAYMENT. All amounts payable to Wilks from ProFrac under this Agreement shall be due and payable within thirty (30) days after ProFrac’s receipt of an invoice. Any disputed charges should be stated in writing to Service Coordinator identified in Section 1.2 of this Agreement.

ARTICLE III

TERM AND DISCONTINUATION OF SERVICES

SECTION 3.1 TERM. The term of this Agreement shall be effective as of the date of the closing of the initial public offering of ProFrac Holding Corp. and shall continue in force until December 31, 2022 (the “Term”); provided that the Term shall be automatically extended each December 31 for an additional year unless Wilks provides written notice of its desire to not automatically extend the Term at least ninety (90) days prior to December 31.

SECTION 3.2 DISCONTINUANCE OF SERVICES. Either party may, by providing written ninety (90) days’ notice to the other party, elect to discontinue any individual Service from time to time. In the event of any termination of the Services, this Agreement and the payments set forth in Exhibit “A” shall continue in full force and effect.

SECTION 3.3 EARLY TERMINATION. During the Term, this Agreement may be terminated by either party by providing written ninety (90) days’ notice in the event the combined ownership of Farris Wilks and THRC Holdings, LP, and/or their Affiliates drops below fifty percent (50%) of the issued and outstanding common stock of ProFrac Holding Corp.

ARTICLE IV

INDEMNIFICATION

SECTION 4.1 ProFrac shall indemnify, defend and hold harmless Wilks, its Affiliates and its’ and their respective shareholders, members, partners, directors, managers, officers, employees and agents (collectively the “Wilks Group”) from and against any damages, losses, deficiencies, obligations, penalties, judgments, settlements, claims, payments, fines, interest costs and expenses, including the costs and expenses of any and all actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys, accountants, consultants and other professionals fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder (collectively, the “Losses”) relating to, arising out of or resulting from any breach of any of covenants, agreements or the providing of the Services under this Agreement, except for Losses arising out of or resulting from the gross negligence or willful misconduct of the Wilks Group.

ARTICLE V

CONFIDENTIALITY

SECTION 5.1 CONFIDENTIALITY. The Parties shall hold and shall cause their respective shareholders, members, partners, directors, managers, officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other Party, any and all Confidential Information (as hereafter defined); provided, that the Parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, Wilks or ProFrac, as the case may be, will be responsible, or (ii) to the extent any member of a Party is compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law.

SECTION 5.2 PROTECTIVE ORDER. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to Section 5.1(ii) above, either Party, as the case may be, shall promptly notify the other Party of the existence of such request or demand and shall provide the other Party with a reasonable opportunity to seek an appropriate protective order or other remedy, which both Parties will cooperate in seeking to obtain. In the event that such appropriate protective order or other remedy is not obtained, the Party whose Confidential Information is required to be disclosed shall or shall cause the other Party to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed.

SECTION 5.3 CONFIDENTIAL INFORMATION DEFINED. For purposes of this Agreement, “Confidential Information” shall mean any and all proprietary, technical or operational information, data or material of a Party of a non-public or confidential nature, whether marked as such or not, which has been disclosed by a Party to the other Party in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other Party, (except to the extent that such Confidential Information can be shown to have been (a) in the public domain through no fault of a Party or (b) later lawfully is acquired by the Receiving Party from another source that does not have any confidentiality obligations to the other Party).

SECTION 5.5 DATA SECURITY.

Wilks shall use commercially reasonable efforts to protect the physical security and electronic security of the equipment utilized to provide the Services to ProFrac that contains ProFrac data. In the event of a breach or suspected breach of security of any system, website, database, equipment or storage medium or facility that results or could result in unauthorized access to ProFrac data by any third party (including any employee or subcontractor of Wilks that is not authorized to access such information), Wilks shall notify ProFrac as promptly as is reasonably possible under the circumstances and make commercially reasonable efforts to resecure its systems promptly. Wilks shall treat any information related to such security incident(s) as ProFrac’s Confidential Information. Wilks agrees to provide reasonable cooperation to ProFrac and any applicable government agency in investigating and resolving any such security incident.

ARTICLE VI

FORCE MAJEURE

SECTION 6.1 PERFORMANCE EXCUSED. Continued performance of a Service may be suspended immediately to the extent caused by any event or condition beyond the reasonable control of the Party suspending such performance including, but not limited to, any act of God, fire, labor or trade disturbance, war, civil commotion, compliance in good faith with any law, unavailability of materials or other event or condition whether similar or dissimilar to the foregoing (each, a “Force Majeure Event”).

SECTION 6.2 NOTICE. The Party claiming suspension due to a Force Majeure Event will give prompt notice to the other Party of the occurrence of the Force Majeure Event giving rise to the suspension and of its nature and anticipated duration.

SECTION 6.3 COOPERATION. The Parties shall cooperate with each other to find alternative means and methods for the provision of the suspended Service.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

SECTION 7.1 PROFRAC. ProFrac represents and warrants to Wilks that as of the date of this Agreement:

(a) ProFrac is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and has full power and authority to execute, deliver and perform this Agreement.

(b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of ProFrac and do not violate or conflict with its organizational documents, as amended, any material agreement to which ProFrac or its assets are bound or any provision of law applicable to ProFrac.

(c) All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery and performance of this Agreement have been obtained and are in full force and effect and all conditions thereof have been materially complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement.

(d) This Agreement constitutes the legal, valid, and binding obligation of ProFrac enforceable against ProFrac in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

SECTION 7.2 WILKS. Wilks represents and warrants to ProFrac that as of the date of this Agreement:

(a) Wilks is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and has full power and authority to execute, deliver and perform this Agreement.

(b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Wilks and do not violate or conflict with its organizational documents, as amended, any material agreements to which Wilks or its assets are bound or any provision of law applicable to Wilks.

(c) All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery and performance of this Agreement have been obtained and are in full force and effect and all conditions thereof have been materially complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement.

(d) This Agreement constitutes the legal, valid and binding obligation of Wilks enforceable against Wilks in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 CONSTRUCTION RULES. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Words used in this Agreement in the singular, where the context so permits, shall be deemed to include the plural and vice versa. Words used in the masculine or the feminine, where the context so permits, shall be deemed to mean the other and vice versa. The definitions of words in the singular in this Agreement shall apply to such words when used in the plural where the context so permits and vice versa, and the definitions of words in the masculine or feminine in this Agreement shall apply to such words when used in the other form where the context so permits and vice versa. Any reference to a section number in this Agreement shall mean the section number in this Agreement unless otherwise expressly stated. All exhibits attached to this Agreement are hereby incorporated by reference, and any reference to an exhibit in this Agreement shall mean the exhibit attached to this Agreement unless otherwise expressly stated. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

SECTION 8.2 NOTICES. Any notices or communications required or permitted to be given by this Agreement must be (i) given in writing, and (ii) be personally delivered or mailed by prepaid mail or overnight courier, or by facsimile or electronic transmission delivered or transmitted to the Party to whom such notice or communication is directed, to the address of such Party as follows:

To: ProFrac

ProFrac Holdings, LLC

333 Shops Blvd,

Willow Park, Texas 76087

Attention: General Counsel

With email copy to legal@profrac.com:

To: Wilks:     Wilks Brothers, LLC

17018 Interstate 20

Cisco, Texas 76437

Attention: General Counsel

Email: legal@wilksbrothers.com

Any such notice or communication shall be deemed to have been given on (i) the day such notice or communication is personally delivered, (ii) three (3) days after such notice or communication is mailed by prepaid certified or registered mail, (iii) one (1) working day after such notice or communication sent by overnight courier, or (iv) the day such notice or communication is faxed or sent electronically and the sender has received a confirmation of such fax or electronic transmission. A Party may, for purposes of this Agreement, change its address, fax number, email address or the person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other Party pursuant hereto.

SECTION 8.3 ASSIGNMENT; BINDING EFFECT. Neither Party may assign or delegate any of its respective rights, duties or obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other Party; provided, that the foregoing shall in no way restrict the performance of a Service by an Affiliate of Wilks or a third party as otherwise allowed under this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

SECTION 8.4 NO THIRD PARTY BENEFICIARIES. Except as specifically set forth in this Agreement, nothing in this Agreement is intended to or shall confer upon any party (other than the Parties) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no party (except as so specified) shall be deemed a third-party beneficiary under or by reason of this Agreement.

SECTION 8.5 AMENDMENT. No amendment, addition to, alteration, modification or waiver of any part of this Agreement shall be of any effect, whether by course of dealing or otherwise, unless explicitly set forth in writing referencing this Agreement and the provision(s) to be amended, altered, modified or waived and executed by the Parties. If the provisions of this Agreement and the provisions of any purchase order or order acknowledgment written in connection with this Agreement conflict, the provisions of this Agreement shall prevail.

SECTION 8.6 WAIVER; REMEDIES. The waiver by a Party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The failure of a Party to require strict performance of any provision of this Agreement shall not affect such Party’s right to full performance thereof at any time thereafter. No right, remedy or election given by any term of this Agreement or made by a Party shall be deemed exclusive, but shall be cumulative with all other rights, remedies and elections available at law or in equity. The Parties acknowledge that the rights created hereby are unique and recognizes and affirms that in the event of a breach of this Agreement irreparable harm would be caused, money damages may be inadequate and an aggrieved Party may have no adequate remedy at law. Accordingly, the Parties agree that the other Party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce such Party’s rights and the obligations of the other Party not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of a bond or other security).

SECTION 8.7 SEVERABILITY. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to the invalid, illegal, void or unenforceable provision while still remaining valid and enforceable and the remaining terms or provisions contained in this Agreement shall not be affected thereby.

SECTION 8.8 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, by facsimile or otherwise, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

SECTION 8.9 RELATIONSHIP OF PARTIES. Notwithstanding the actual relationship between the Parties, this Agreement does not create a fiduciary relationship, partnership, joint venture or relationship of trust or agency between the Parties.

SECTION 8.10 FURTHER ACTIONS. From time to time, the Parties agree to execute and deliver such additional documents, and take such further actions, as may be requested or necessary to carry out the terms of this Agreement.

SECTION 8.11 REGULATIONS. All employees of Wilks and its Affiliates shall, when on the property of ProFrac, conform to the rules and regulations of ProFrac concerning safety, health and security which are made known to such employees in advance in writing.

SECTION 8.12 ENTIRE AGREEMENT. This Agreement and the exhibits constitute the entire agreement of the Parties with respect to the subject matter hereof and supersedes and cancels all prior agreements and understandings, either oral or written, between the Parties with respect to the subject matter hereof.

SECTION 8.13 CONSTRUCTION. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 8.14 GOVERNING LAW; VENUE; JURISDICTION. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. The Parties further agree that any dispute arising out of this Agreement shall be decided by either the state or federal court located in Tarrant County, Texas. The Parties shall each submit to the jurisdiction of those courts and agree that service of process by certified mail, return receipt requested, shall be sufficient to confer said courts with in personam jurisdiction.

SECTION 8.15 LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL OR EQUITABLE THEORY, WHETHER IN TORT, CONTRACT, STRICT LIABILITY OR OTHERWISE, SHALL EITHER PARTY, ITS AFFILIATES OR THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY NATURE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOST MARKETING, LOST PROFITS, LOSS OF GOODWILL, LOSS OF DATA OR WORK STOPPAGE.

SECTION 8.16 DISCLAIMER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT, WILKS MAKES NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, WRITTEN, OR ORAL REGARDING THE SERVICES PROVIDED HEREUNDER INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, TITLE, CUSTOM, TRADE AND QUIET ENJOYMENT.

SECTION 8.17 WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ISSUE TRIABLE BY A JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT NOW OR HEREAFTER EXISTS WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTIES AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY MAY OTHERWISE ACCRUE. THE PARTIES ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

(REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement effective as of the day and year first written above.

“WILKS”	WILKS BROTHERS, LLC, a Texas limited liability company

	By:	/s/
Name:
Title:

“PROFRAC”	PROFRAC HOLDINGS, LLC, a Texas limited liability company

	By:	/s/
Name:
Title:

EXHIBIT “A”

SCHEDULE OF SERVICES

Wilks personnel will provide the below consulting, technical and administrative services on the Flat Fee basis described in the below Schedule of Compensation:

Advisory Services

•	Managerial and operational advisory,

•	Strategic initiatives and transaction advisory,

•	Ad valorem and property tax valuation and administration

•	Federal and state income tax and accounting consulting

•	Use of Wilks ranch properties up to thirty (30) days per year for client marketing and other corporate functions (subject to availability)

•	Use of the Citation 10’s or equivalent private aircraft for up to one hundred (100) hours per year (subject to availability)

•	Does not include pilot or fuel costs

Business Necessity Services

•	IT and management information and computer processing systems support.

•	Payroll and human resources administration,

SCHEDULE OF COMPENSATION

During the Term, ProFrac will pay to Wilks an aggregate annual retainer fee equal to the greater of (i) 0.4% of the ProFrac’s annual revenue for such fiscal year or (ii) $9,000,000 as compensation (“Flat Fee”) for the services provided by Wilks under this Agreement as described above. ProFrac will make these payments on a quarterly basis with payments due on January 1, April 1, July 1, and October 1.